                                                                      Exhibit 11

Coventry Health Care, Inc.
Computation of Net Earnings Per Share (1)

                                                                                           1999
                                                                -----------------------------------------------------------

                                                                 EARNINGS                   SHARES              PER SHARE
                                                                (NUMERATOR)              (DENOMINATOR)           AMOUNT
                                                                -----------------------------------------------------------
                 Basic EPS                                       $   43,435                  59,025             $ 0.74

                 Effect of Dilutive Securities

                    Options and warrants                                                        498
                    Convertible notes                                                         2,997
                    Redeemable convertible                                                    1,639
                       preferred stocks
                    Interest on convertible notes                $      848
                                                                -----------                  ------             ------

                 Diluted EPS                                     $   44,283                  64,159             $ 0.69
                                                                ===========                  ======             ======

                                                                                           1998
                                                                -----------------------------------------------------------

                                                                     (LOSS)                  SHARES            PER SHARE
                                                                   (NUMERATOR)            (DENOMINATOR)         AMOUNT
                                                                -----------------------------------------------------------
                 Basic EPS                                        $    (11,741)              52,477            $(0.22)

                 Effect of Dilutive Securities

                    Options and warrants
                    Convertible notes
                                                                  ------------             --------            ------


                 Diluted EPS                                      $    (11,741)              52,477            $(0.22)
                                                                  ============             ========            ======

                                                                                           1997
                                                                -----------------------------------------------------------

                                                                  EARNINGS                  SHARES             PER SHARE
                                                                 (NUMERATOR)              (DENOMINATOR)         AMOUNT
                                                                -----------------------------------------------------------
                 Basic EPS                                         $   11,903                33,210             $0.36

                 Effect of Dilutive Securities
                    Options and warrants                                                        702
                    Convertible Notes
                                                                   ----------              --------             -----


                 Diluted EPS                                       $   11,903                33,912             $0.35
                                                                   ==========              ========             =====



(1)    Restated for adoption of SFAS 128, "Earnings Per Share".